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                                                                    EXHIBIT 10.6


                              EMPLOYMENT AGREEMENT


                AGREEMENT made this 29th day of April, 1994, by and between WILLIAMS ENTERTAINMENT INC., a Delaware corporation (the "Company"), and BYRON
C. COOK ("Executive").


                              W I T N E S S E T H:

                WHEREAS, Executive was a shareholder and President of Tradewest, Inc. and certain of its affiliates ("Tradewest"); and

                WHEREAS, the Company is a wholly owned subsidiary of WMS Games Inc., a Delaware corporation, which is a wholly owned subsidiary of WMS Industries Inc., a Delaware corporation ("WMS"), and is acquiring substantially all of the assets and business of Tradewest concurrently herewith pursuant to the terms of two asset purchase agreements dated April 4, 1994 (collectively the "Purchase Agreement"); and

                WHEREAS, as a result of such acquisition, the Company will be engaged in the business of designing, developing, programming, publishing and distributing interactive entertainment software for use with interactive entertainment hardware platforms; and

                WHEREAS, the Company desires to employ Executive and Executive is willing to undertake such employment on the terms and subject to the conditions hereinafter set forth.

                NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter contained, the parties hereto agree as follows:

                1. EMPLOYMENT; DUTIES. Effective as of the "Commencement Date," as hereinafter defined, the Company shall employ Executive as President and Chief Operating Officer of the Company and to perform such duties incidental thereto and such other duties as the Chairman of the Company shall reasonably assign consistent with such office. In such capacity, Executive will exercise chief operating authority over the Company's operations and activities, subject to the requirement that Executive shall report to and be subject to the direction and control of the Chairman of the Company and its Board of Directors. Notwithstanding Executive's position as President, Executive shall not and shall have no authority to enter into any license, sale, purchase or manufacturing agreement on behalf of the Company relating to intellectual property, either as licensee, licensor, purchaser, seller or otherwise, unless such agreement and the terms thereof shall have been approved in writing by the President of WMS or its successor. Executive's duties hereunder shall include his obligations under the Purchase Agreement applicable to the operations of the Company's business. During Executive's employment hereunder he shall be headquartered at the Company's offices in Navarro County,
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Texas. In no event shall Executive be required to move his place of residence out of Navarro County, Texas.

                2. ACCEPTANCE AND LOYALTY. Executive hereby accepts such employment and agrees that throughout the period of his employment hereunder, he will devote his full time, attention, knowledge and skills, faithfully, diligently and to the best of his ability, in furtherance of the business of the Company and will perform the duties assigned to him pursuant to Section hereof. Executive shall perform all duties and responsibilities in a professional manner consistent with the skill, competence and efficiency expected of a President and Chief Operating Officer and subject to the direction and control of the Chairman of the Company and its Board of Directors. Executive will do such traveling as may be reasonably required of him in the performance of his obligations hereunder. Executive shall at all times be subject to, observe and carry out such rules, regulations, policies, directions and restrictions as the Company shall from time to time establish and as to which Executive is notified. During his employment hereunder, Executive shall not, without the written approval of the Board of Directors first had and obtained in each instance, directly or indirectly, accept employment or compensation from or perform services of any nature for, any business enterprise other than the Company or any of its subsidiaries or affiliates except that Executive may continue his existing relationship with Master Sales and that Executive may continue to serve as a director of Corsicana National Bank provided, however, that such relationship and services do not interfere with or detract from Executive's obligations under this agreement to the Company. During Executive's employment hereunder, Executive shall not be entitled to additional compensation for serving in any office, including as a director, of the Company or any of its subsidiaries or affiliates to which he may be elected.

                3. TERM. Executive's employment and the term of this agreement shall commence on May 2, 1994 (the "Commencement Date") and continue for a period of four years thereafter (the "Termination Date") subject to the provisions for termination as provided in Section below.

                4. COMPENSATION. As full compensation for his services hereunder and in consideration of the provisions of Section hereof, the Company shall pay Executive a salary at the rate of Two Hundred Fifty Thousand ($250,000) Dollars per annum during the term of this agreement. Executive's salary shall be payable in equal installments in accordance with the Company's normal payroll policy, subject to normal payroll taxes and withholding requirements.

                5. EMPLOYEE BENEFITS. Executive shall be entitled to participate to the extent he is eligible in all pension, retirement, profit-sharing, hospitalization, insurance (including disability insurance) or other similar employee benefits generally available to executives of the Company provided that the benefits made available to Executive shall be made available on the same basis of participation as those made available to Kenneth J. Fedesna in his capacity as Vice President and General Manager of the amusement game operations of WMS or to his successor in such position. Except to the extent that the Company shall be so obligated directly or through WMS to make such benefits available to Executive on the same basis as such benefits are made


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available to Kenneth J. Fedesna or his successor from time to time, the Company shall be under no obligation to establish or maintain any particular benefits or any particular employee benefit plans. The foregoing obligation shall not apply to stock options or other stock related compensation plans.

                6. STOCK OPTION. On the Commencement Date, Executive shall be granted a non-qualified stock option (the "Option") to purchase 200,000 shares of the common stock, $.50 par value per share (the "Common Stock"), of WMS subject to the terms of the WMS 1993 Stock Option Plan or the WMS 1991 Stock Option Plan or otherwise containing terms and conditions substantially the same as such plans. The exercise price of the Option will be the fair market value of the Common Stock on the date of grant. The Option will be for a term of 10 years and will be exercisable in four equal annual installments commencing one year after the date of grant provided that such Option shall become exercisable in full the business day immediately preceding the Termination Date. The Option shall become immediately exercisable in full upon a "Change of Control" as that term is defined in the Purchase Agreement. For purposes of the Option and applicable plan under which it is granted, Executive will be deemed to have terminated his employment with the written consent of the Company and the Option, to the extent exercisable on the effective date of such termination, shall remain exercisable as provided in the applicable plan, if Executive's employment terminates for any of the following reasons: (i) the passage of the Termination Date; (ii) upon a termination of Executive's employment by the Company in violation of this agreement or (iii) Executive shall terminate his employment by the Company for any of the following reasons: (a) Executive shall be placed in a position of lesser stature than provided in Section hereof; (b) Executive shall be assigned duties, performance requirements or working conditions significantly different from or at significant variance with those provided in Section hereof; (c) Executive shall be treated by the Chairman or Board of Directors in a manner which is in derogation of his status as President and Chief Operating Officer as provided in Section hereof or (d) the Company shall change the location of its operations so that Executive is no longer headquartered in Navarro County, Texas and is required to move his residence out of Navarro County, Texas in order to effectively perform his duties under Section hereof. The foregoing events described in clauses (i), (ii) and (iii) are referred to herein as "Executive's Cause."

                7. KEY-MAN LIFE INSURANCE. The Company or WMS may purchase and maintain life insurance covering the life of Executive ("Key-man Insurance") in an amount determined by the Company. The Company or WMS, as the case may be, shall be the sole owner and beneficiary of the Key-man Insurance and may apply to the payment of premiums thereunder any dividends declared and paid thereon. Executive shall submit himself to such physical examinations as the Board of Directors may deem necessary or desirable in connection with the purchase and maintenance of the Key-man Insurance. Executive represents and warrants that to his knowledge, there is no reason that any insurer would refuse to issue such policy. Executive has not heretofore been refused on medical grounds any life insurance for which he has applied.




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                8. REIMBURSABLE EXPENSES. The Company shall reimburse Executive for all out-of-pocket expenses reasonably incurred by him in connection with the performance of his duties hereunder and the business of the Company upon the submission to the Company of appropriate receipts and/or other documentation consistent with Company policy. Executive shall be entitled to first-class air travel for Company business and shall otherwise be entitled to reimbursement of expenses on the same basis as Kenneth J. Fedesna in his capacity as Vice President and General Manager of the amusement game operations of WMS or his successor.

                9. VACATION. Executive shall be entitled to four weeks paid vacation each year during the term hereof; such vacation is to be taken at times mutually agreeable to Executive and the Chairman of the Company. Vacation time shall not be accumulated from year to year unless Executive is requested by the Chairman of the Company to forego a vacation during any year.

                10. TERMINATION.

                         10.1 The Company may terminate Executive's employment
hereunder and remove him as an officer of the Company immediately by written notice to Executive for any of the following reasons: (a) commission of any act of fraud or gross negligence by Executive in the course of his employment hereunder which, in the case of gross negligence, has a materially adverse effect on the business or financial condition of the Company; (b) willful and material misrepresentation at any time during the term hereof by Executive to the Chairman or Board of Directors of the Company; (c) willful failure, willful refusal or willful neglect by Executive to comply with any of his material obligations hereunder which conduct continues uncured after Executive has received written warning thereof from the Chairman of the Company or Board of Directors that Executive's services will be terminated; (d) willful disregard of the authority of the Board of Directors, dishonesty, habitual drunkenness or excessive absenteeism not related to illness which conduct continues uncured after due warning in writing from the Chairman or Board of Directors that Executive's services will be terminated; (e) engagement by Executive in any act, whether with respect to his employment or otherwise, which constitutes a felony violation of the criminal laws of the United States or any state thereof or any similar foreign law to which he may be subject; (f) death or disability (defined as unable to perform Executive's duties hereunder due to physical or mental disability for a period of six consecutive months) of Executive or (g) acts, conduct or reputation of Executive which hinder, limit or prohibit the ability of the Company or any of its affiliates from applying or qualifying for, obtaining, maintaining or renewing any license, permit or contract related to their businesses or proposed businesses. Executive acknowledges that the Company's affiliates now have and may in the future desire to obtain various licenses and other permits or approvals governing alcoholic beverages, gaming, gambling and the like and the inability of the Company or such affiliates to apply or qualify for, obtain, maintain or renew any such licenses, permits or contracts will have a material adverse affect on the Company and/or its affiliates. Accordingly, Executive acknowledges that the foregoing grounds for termination are reasonable and necessary for the Company and its affiliates.




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                         10.2 Notwithstanding the termination of Executive's
employment hereunder, the Company's obligation to pay Executive's salary under Section hereof shall continue until the Termination Date, unless it is ultimately determined in arbitration under this agreement or by a court of competent jurisdiction, and such determination is final and nonappealable, that Executive's conduct constituted fraud or a felony. In such event Executive's employment shall be deemed for all purposes to have been terminated for cause and the Company shall have no obligation to continue to pay Executive's salary under Section following the date of such termination and Executive shall refund to the Company the payments made by the Company to Executive under Section after the effective date of his termination.

                         10.3 Concurrently with the execution of this agreement,
Executive has completed and submitted to the Company and WMS a pre-employment questionnaire in the form customarily used by WMS for prospective employees. A copy of such completed questionnaire is annexed hereto as Exhibit A (the "Questionnaire"). In the event that Executive's employment is terminated solely by reason of clause (g) of Section , and such termination arises from facts which were known to Executive on the date hereof and were obviously or clearly responsive to the Questionnaire but were nevertheless misstated so as to be incorrect or misleading or were undisclosed on the Questionnaire, then for all purposes such termination shall be deemed for cause and Purchaser shall have no continuing obligation to pay Executive's salary under Section hereof following the date of such termination.

                         10.4 Notwithstanding the Company's continuing
obligation to make payments under Section until the Termination Date following Executive's termination of employment under certain circumstances, if such termination is by reason of clauses (b), (c) or (d) of Section then for all purposes Executive's employment shall be deemed to have been terminated for cause.

                         10.5 If a Change of Control as defined in the Purchase
Agreement occurs and Sellers and the Stockholders, as those terms are defined in the Purchase Agreement, elect to shorten the "Earnings Period" as provided in
Section 3.8 of the Purchase Agreement, then Executive shall be entitled to terminate his employment by the Company but the Company shall nevertheless be required to continue to pay Executive his salary under Section until the Termination Date.

                11. RESTRICTIVE COVENANTS

                         In consideration of the compensation and benefits
payable under this agreement including the continuation under certain circumstances of salary payments until the Termination Date notwithstanding termination of employment, Executive shall not, during the term of this agreement and for a period of one year thereafter

                         11.1 in the United States, Canada or Mexico act in
concert with employees, representatives, agents, independent contractors or other persons engaged in business with the Company or WMS or any of its wholly owned subsidiaries for the purpose of


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organizing any business activity competitive with that of the Company or WMS or any of its wholly owned subsidiaries; or

                         11.2 without the prior written approval of the Board of
Directors of the Company, directly or indirectly, through any other person, firm, partnership, corporation or other entity, solicit, raid, entice, hire, induce or seek to influence any person that presently is or at any time during the term hereof shall be an employee of the Company to become employed by any other person, firm, partnership, corporation or other entity, and Executive shall not knowingly assist or induce any such person, firm, partnership, corporation or other entity in taking such action; or

                         11.3 in the United States, Canada or Mexico, (i)
directly or indirectly own, manage, operate, join, control, participate in, invest in, be employed by, render service to or otherwise be connected with in any manner, whether as an officer, director, employee, partner, investor, consultant, shareholder or otherwise, any business entity engaged in the business of designing, developing, publishing, programming or distributing interactive entertainment software for use with interactive entertainment hardware platforms or in any other business engaged in by the Company, or (ii) for himself or on behalf of any other person, firm, partnership, corporation or other entity, call on any customer, supplier, licensee or licensor of the Company, including any licensor or licensee of any intellectual property related to the Company's business, for the purpose of soliciting, diverting, taking away such customer, supplier, licensor or licensee from the Company or otherwise interfering with the Company's relationship with such customer, supplier, licensee or licensor.

Nothing contained in this agreement shall be deemed to prohibit Executive from investing his funds in and receiving dividends or other investment income from securities of a company if the securities of such company are listed for trading on a national stock exchange or traded in the over-the-counter market and Executive's holdings therein represent less than five (5%) percent of the total number of shares or principal amount of other securities of such company outstanding. The parties acknowledge that Master Sales is engaged in the business of selling and distributing coin operated video and other amusement games. So long as the business of Master Sales is limited to such activities, nothing herein shall be deemed to prohibit Executive from continuing his ownership thereof.

                12. CONFIDENTIALITY AGREEMENT.

                         12.1 As used herein, the term "Confidential
Information" shall mean any and all information of the Company and of its affiliates (for purposes of this Section , the Company's affiliates shall be deemed included within the meaning of the "Company"), including, but not limited to, all data, compilations, programs, devices, strategies, or methods concerning or related to (i) the Company's finances, financial condition, results of operations, employee relations, amounts of compensation paid to officers and employees and any other data or information relating to the internal affairs of the Company and its operations; (ii) the terms and conditions (including prices) of sales and offers of sales of the Company's products and


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services; (iii) the terms, conditions and current status of the Company's agreements and relationship with any customer, supplier, licensee or licensor;
(iv) the customer and supplier lists and the identities and business preferences of the Company's actual and prospective customers, suppliers, licensees and licensors or any employee or agent thereof with whom the Company communicates;
(v) the trade secrets, manufacturing and operating techniques, price data, costs, methods, systems, plans, procedures, formulas, processes, hardware, software, machines, inventions, designs, drawings, artwork, blueprints, specifications, tools, skills, ideas, and strategic plans possessed, developed, accumulated or acquired by the Company; (vi) any communications between the Company, its officers, directors, stockholders, or employees, and any attorney retained by the Company for any purpose, or any person retained or employed by such attorney for the purpose of assisting such attorney in his or her representation of the Company; (vii) any other information and knowledge with respect to all interactive entertainment software, entertainment platforms hardware, or coin-operated amusement games and gaming devices developed or in any stage of development by the Company; (viii) the abilities and specialized training or experience of others who as employees or consultants of the Company during the term hereof have engaged in the design or development of any such products; and (ix) any other matter or thing, whether or not recorded on any medium, (a) by which the Company derives actual or potential economic value from such matter or thing being not generally known to other persons or entities who might obtain economic value from its disclosure or use, or (b) which gives the Company an opportunity to obtain an advantage over its competitors who do not know or use the same.

                         12.2 Confidential Information shall not include
information (i) previously known to Executive through lawful means and which was not the subject of a prior confidentiality agreement; (ii) generally known through lawful means to others engaged in the same trade or business; (iii) part of public knowledge or literature or (iv) received by Executive from a third party who was not bound by a confidentiality agreement and who obtained such information through lawful means.

                         12.3 Executive acknowledges and agrees that the Company
is engaged in the highly competitive interactive entertainment software, entertainment platforms hardware, coin-operated amusement games and gaming devices businesses and has expended, or will expend, significant sums of money and has invested, or will invest, a substantial amount of time to develop and maintain the secrecy of the Confidential Information. The Company has thus obtained, or will obtain, a valuable economic asset which has enabled, or will enable, it to develop an extensive reputation and to establish long-term business relationships with its suppliers, customers and others. If such Confidential Information were disclosed to another person or entity or used for the benefit of anyone other than the Company, the Company would suffer irreparable harm, loss and damage. Accordingly, Executive acknowledges and agrees that, unless the Confidential Information becomes publicly known through legitimate origins not involving an act or omission by Executive:

                                  (i) the Confidential Information is, and at all times hereafter shall remain, the sole property of the Company;


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                                  (ii) Executive shall use his best efforts to
                                  guard and protect the Confidential Information from disclosure to any competitor, customer, supplier, licensee or licensor of the Company or any other person, firm, corporation or other entity and will not disclose such information except to the extent necessary and appropriate for the legitimate purposes of the Company or such disclosure is with the express written consent of the Chairman of the Board; and

                                  (iii) unless the Company gives Executive prior express written permission, during his employment and thereafter, Executive shall not at any time use for his own benefit, or divulge to any competitor or customer or any other person, firm, corporation, or other entity, any of the Confidential Information which Executive may obtain, learn about, develop or be entrusted with as a result of Executive's employment by the Company.

                         12.4 Executive also acknowledges and agrees that all
documentary and tangible Confidential Information including, without limitation, such Confidential Information as Executive has committed to memory, is supplied or made available by the Company to the Executive solely to assist him in performing his services under this agreement. Executive further agrees that after his employment with the Company terminates for any reason:

                                  (i) Executive shall not remove from the
                                  property of the Company and shall immediately return to the Company, all documentary or tangible Confidential Information in his possession, custody, or control and not make or keep any copies, notes, abstracts, summaries, tapes or other record of any type of Confidential Information; and

                                  (ii) Executive shall immediately return to the Company any and all other property of the Company in his possession, custody or control, including, without limitation, any and all keys, security cards, passes, credit cards and marketing literature.

                13. INVENTION DISCLOSURE. Executive agrees to disclose to the Company promptly and fully all ideas, inventions, concepts, discoveries, developments, programs or improvements ("Inventions") that may be made or conceived by him and all Intellectual Material (as defined below) that may be created or developed by him (whether such inventions and Intellectual Material are developed solely by him or jointly with others) during his employment by the Company which either (i) in any way are connected with or related to the actual or known to Executive to be contemplated business, work, research, or undertakings of the Company or (ii) result from or are suggested by any task, project, or work that he may do for, in connection with, or on behalf of the Company. Executive agrees that such Inventions and Intellectual Material shall become the sole and exclusive property of the Company and Executive hereby


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assigns to the Company, all of his rights to any such Inventions and
Intellectual Material. As used herein, "Intellectual Material" shall include, but shall not be limited to, ideas, titles, themes, production ideas, methods of presentation, artistic renderings, sketches, plots, music, lyrics, dialogue, phrases, slogans, catch words, characters, names and similar literary, dramatic and musical material, trade names, trademarks and service marks and all copyrightable expressions in audio visual works, computer software, electronic circuitry and all mask works for integrated circuits. With respect to Inventions and Intellectual Material, Executive shall during the period of this employment hereunder and from time to time thereafter: (a) execute all documents required by the Company for vesting in the Company or any of its affiliates the entire right, title and interest in and to the same, (b) execute all documents requested by the Company for filing and prosecuting such applications for patents, trademarks and/or copyrights as the Company, in its sole discretion, may desire to prosecute, and (c) give the Company all assistance it reasonably requires, including the giving of testimony in any suit, action or proceeding, in order to obtain, maintain and protect the Company's right therein and thereto. If any such assistance is required following the term of this agreement, the Company shall reimburse Executive for his lost wages or salary and the reasonable expenses incurred by him in rendering such assistance. Anything contained in this section does not apply to an Invention for which no equipment, supplies, facilities, or trade secret information of the Company or its affiliates was used and which was developed entirely on the Executive's own time, unless the Invention relates (i) to the business of the Company or its affiliates or (ii) to the Company's actual or demonstrably anticipated research or development, or the Invention results from any work performed by Executive for the Company.

                14. REMEDIES. The parties hereto acknowledge that Executive's services are of a special, unique, extraordinary and intellectual character which gives him peculiar value and that the business of the Company and its affiliates is highly competitive and that violation of any of the covenants provided in Sections , and of this agreement would cause immediate, immeasurable and irreparable harm, loss and damage to the Company not adequately compensable by a monetary award. Executive acknowledges that the time, geographical area and scope of activity restrained by the provisions of Sections , and are reasonable and do not impose a greater restraint than is necessary to protect the goodwill of the Company's business. In the event of any such breach or threatened breach by Executive of any one or more of such covenants, the Company shall be entitled to such equitable and injunctive relief as may be available to restrain Executive and any business, firm, partnership, individual, corporation or entity participating in such breach or threatened breach from the violation of the provisions hereof. Executive further agrees that any temporary restraining order or emergency, preliminary or final injunctions may be issued by any court of competent jurisdiction. To the fullest extent permitted by law, Executive hereby waives any right to require the posting of a bond as a condition to the issuance or maintenance of such order or injunction and agrees that any such order or injunction may be entered and maintained without the posting of a bond. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available at law or in equity for such breach or threatened breach, including the recovery of damages and the immediate termination of the employment of Executive hereunder.




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                15. ENTIRE AGREEMENT. This agreement constitutes the entire agreement of the parties hereto with respect to Executive's employment with the Company and no amendment or modification hereof shall be valid or binding unless made in writing and signed by the party against whom enforcement thereof is sought.

                16. NOTICES. Any notice required, permitted or desired to be given pursuant to any of the provisions of this agreement shall be deemed to have been sufficiently given or served for all purposes if delivered in person or sent by telephone facsimile or sent by certified mail, return receipt requested, or sent by responsible overnight delivery service, postage and fees prepaid, to the parties hereto at their respective addresses set forth below. Either of the parties hereto may at any time and from time to time change the address to which notice shall be sent hereunder by notice to the other party given under this Section . The date of the giving of any notice sent by mail shall be three business days following the date of the posting of the mail, if delivered in person, the date delivered in person, if sent by overnight delivery service, the next business day following delivery to an overnight delivery service or if sent by telephone facsimile, the date sent by telephone facsimile.

                If to the Company:
                         c/o WMS Industries Inc.
                         3401 North California Avenue
                         Chicago, IL  60618
                         Telephone Facsimile: 312-961-1099
                         Attn: Mr. Neil D. Nicastro

                If to Executive:
                         2117 West Park Avenue
                         Corsicana, Texas  75110
                         Telephone Facsimile:______________

                17. NO ASSIGNMENT. Neither this agreement nor the right to receive any payments hereunder may be assigned by Executive. This agreement may not be assigned by the Company. This agreement shall be binding upon Executive, his heirs, executors and administrators and upon the Company, its successors and assigns.

                18. NO WAIVER. No course of dealing nor any delay on the part of the Company in exercising any rights hereunder shall operate as a waiver of any such rights. No waiver of any default or breach of this agreement shall be deemed a continuing waiver or a waiver of any other breach or default.

                19. GOVERNING LAW. This agreement shall be governed, interpreted and construed in accordance with the substantive laws of the State of Illinois applicable to agreements entered into and to be performed entirely therein.




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                20. ARBITRATION. The parties will arbitrate any dispute, claim or controversy relating to or arising out of this agreement and Executive's employment hereunder. Any party may initiate arbitration by giving written notice to the other party of an intention to arbitrate and by filing with the regional office of the American Arbitration Association located in San Diego, California, three copies of such notice and three copies of this agreement together with the appropriate filing fee. Such notice shall contain a statement setting forth the nature of the dispute and the remedy sought. The arbitration shall be conducted before a single arbitrator selected by the parties from the Panel of Arbitrators with expertise in the interactive entertainment software industry submitted to the parties by the American Arbitration Association. The arbitration shall be conducted in San Diego, California in accordance with the rules of the American Arbitration Association in effect at the time the notice to arbitrate is served. The arbitrator's decision will be final and binding on the parties. The arbitrator may grant any legal and/or equitable relief to which a party may be entitled under the law or legal theory under which the party seeks relief. The award shall not serve as precedent or authority in any subsequent proceeding provided that if the losing party should fail to comply with the award, the prevailing party may apply to any court having jurisdiction for an order confirming the award in accordance with applicable law. Unless otherwise required by law or court orders, the substance of any arbitration proceedings pursuant hereto, including the content and result of the award, shall be kept confidential by all parties and by the arbitrator. The fact that such a proceeding exists or that an award has been rendered, need not be kept confidential. Each party shall bear its own costs of the proceeding, including costs of witnesses. The compensation of the arbitrator and any other costs of the proceeding shall be shared equally by Executive and the Company.

                21. SEVERABILITY. If any clause, paragraph, section or part of this agreement shall be held or declared to be void, invalid or illegal, for any reason, by any arbitrator or court of competent jurisdiction, such provision shall be ineffective but shall not in any way invalidate or affect any other clause, paragraph, section or part of this agreement. The parties intend that all clauses, paragraphs, sections or parts of this agreement shall be enforceable to the fullest extent permitted by law.

                22. COUNTERPARTS. This agreement may be executed in one or more counterparts, each of which counterparts, when taken together, shall constitute but one and the same agreement.

                IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first above written.


                                        WILLIAMS ENTERTAINMENT INC.


                                        By:    /s/ Neil D. Nicastro
                                           ----------------------------
                                             Neil D. Nicastro, Chairman


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                                               /s/ Byron C. Cook
                                           ----------------------------
                                              BYRON C. COOK




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